Exhibit 99.1

GAMING AND LEISURE PROPERTIES AND THE CORDISH COMPANIES

ANNOUNCE STRATEGIC RELATIONSHIP:

GLPI TO ACQUIRE THE REAL ESTATE ASSETS OF THREE CORDISH LIVE! CASINO PROPERTIES FOR $1.81 BILLION; CORDISH TO IMMEDIATELY LEASE BACK PROPERTIES AND CONTINUE ALL CURRENT AND FUTURE GAMING OPERATIONS; GLPI AND CORDISH FORM PARTNERSHIP TO PURSUE STRATEGIC GAMING OPPORTUNITIES

Acquisition Expected to be Immediately Accretive at Closing and Further Diversifies Tenant Roster

Acquiring Leading Regional Gaming Assets at a 6.9% Capitalization Rate

Gaming and Leisure Properties and The Cordish Companies to Collaborate on Future

Real Estate and Development Strategic Opportunities

WYOMISSING, PA — December 6, 2021 — Gaming and Leisure Properties, Inc. (NASDAQ: GLPI) (“GLPI” or the “Company”) announced today that it entered into definitive agreements to acquire the real property assets of Live! Casino & Hotel Maryland, Live! Casino & Hotel Philadelphia, and Live! Casino Pittsburgh, including applicable long-term ground leases, from affiliates of The Cordish Companies (“Cordish”). The initial transaction has an aggregate consideration of approximately $1.81 billion. Cordish will immediately lease back all the properties, and continue uninterrupted to own, control and manage all the gaming operations of the facilities. The transaction for the three properties includes not only the existing real estate assets, but also a binding partnership on future Cordish casino developments, as well as potential financing partnerships between GLPI and Cordish in other areas of Cordish’s portfolio of real estate and operating businesses.

Consideration for the three-property real estate transactions will be comprised of a mix of qualified debt assumption (to be satisfied by GLPI), cash, and $323 million of newly-issued operating partnership units, or OP units, in GLPI’s operating partnership, economically aligning both groups for future collaboration and partnership.

Simultaneous with the closing of these transactions, GLPI will enter into a new triple-net master lease with Cordish for Live! Casino & Hotel Philadelphia, and Live! Casino Pittsburgh, as well a single asset lease for Live! Casino & Hotel Maryland. The master lease and single asset lease will have an initial term of 39 years, with a maximum term of 60 years inclusive of tenant renewal options. The initial annual cash rent for all three properties will be $125.0 million, with a 1.75% fixed yearly escalator on the entirety of the rent commencing upon the leases’ second anniversary, representing an implied capitalization rate of 6.9%. The rent coverage ratio in 2022 is expected to approximate 2.0x for the master lease and 2.7x for the single asset lease.

Peter Carlino, Chairman and CEO of GLPI, commented, “We are excited to establish a relationship with The Cordish Companies, one of the country’s preeminent developers of large-scale experiential real estate projects, casinos, hospitality and entertainment districts. We have long admired Cordish for their creation of the highly successful ‘Live!’ brand across these entertainment, gaming and hospitality districts. A crucial aspect of our transaction was Cordish’s continued commitment to operating with the same team, approach, and standard of excellence that has brought their casinos so much success. These new leases are expected to have strong rent coverage at an accretive cap rate while further expanding and diversifying our portfolio and marking a continuation of our strategy to build an industry leading, high quality tenant roster. In addition to the real estate transaction for the three properties, we are excited to partner with Cordish on a range of future strategic opportunities that can leverage the financial and real estate development strengths and resources of both companies. The OP unit portion of the transaction consideration aligns our interests with the goal of building new value for our constituents.”

David Cordish, Chairman of The Cordish Companies, commented, “We have long admired GLPI’s pioneering structure and accomplishments as a public platform. Cordish is delighted to be partnering with GLPI on this range of transactions, which align two recognized leaders in their respective industries. Live! is iconic brand, and our commitment to our customers, team members and local communities as top priorities will continue unabated. We look forward to continue delivering quality entertainment experiences in the markets we serve now, and collaborating and partnering with GLPI on opportunities to grow the Live! brand in the future. Our election to receive a significant portion of our consideration in GLPI OP units stands testament to our recognition of GLPI’s significant underlying value and quality as a company, and the synergies we see between the two companies.”

The Maryland transaction is expected to close by 2021 year end, and the Pennsylvania transactions are expected to close in early-2022, all subject to receipt of required regulatory approvals, financing and other customary closing conditions. GLPI expects to fund the total cash consideration payable by it at the closings using cash on hand, borrowings under its revolving credit facility and/or with funds from additional financing arrangements, which are expected to include issuances of debt and equity securities, or a combination thereof. The sources of financing actually used will depend upon a variety of factors, including market conditions.

In addition to the real estate transaction for the three properties, and the potential for collaboration at existing or future non-gaming properties, GLPI and Cordish have agreed to collaborate on a range of future real estate and development opportunities, including:

•

Casino Development Equity Co-Investment Partnership: For a period of seven years following the closing of the transaction for the Pennsylvania properties, GLPI will co-invest with Cordish on any new gaming development project, excluding those involving currently-owned Cordish properties or existing gaming licensed facilities. GLPI will invest in 20% of Cordish’s portion of the equity in the project throughout the life of the project.

•

Right Of First Refusal: For a period of five years following the closing of the transaction for the Pennsylvania properties, GLPI will have a right of first offer and right of first refusal on any sale-leaseback (or similar) transaction which Cordish pursues, in whole or in part, related to a specifically identified Cordish Live! Entertainment District property.

Wells Fargo Securities, LLC acted as financial advisor to GLPI on the transaction.

About Gaming and Leisure Properties

GLPI is engaged in the business of acquiring, financing, and owning real estate property to be leased to gaming operators in triple-net lease arrangements, pursuant to which the tenant is responsible for all facility maintenance, insurance required in connection with the leased properties and the business conducted on the leased properties, taxes levied on or with respect to the leased properties and all utilities and other services necessary or appropriate for the leased properties and the business conducted on the leased properties.

About The Cordish Companies

The Cordish Companies’ origins date back to 1910 and encompass four generations of privately-held, family ownership. During the past ten decades, The Cordish Companies has grown into a global leader in Commercial Real Estate; Entertainment Districts; Sports-Anchored Developments; Gaming; Hotels; Residential Properties; Restaurants; Coworking Spaces; and Private Equity. One of the largest and most respected developers in the world, The Cordish Companies has been awarded an unprecedented seven Urban Land Institute Awards for Excellence for public-private developments that are of unique significance to the cities in which they are located. The Cordish Companies has developed and operates highly acclaimed dining, entertainment and hospitality destinations throughout the United States, many falling under The Cordish Companies’ Live! Brand, highly regarded as one of the premier entertainment brands in the country. In gaming, The Cordish Companies has developed among the most successful casino hotel resorts in the world including the Hard Rock Hotel & Casino Hollywood, Hard Rock Hotel & Casino Tampa, Live! Casino & Hotel Maryland, Live! Casino & Hotel Philadelphia, and Live! Casino Pittsburgh. Welcoming over 55 million visitors per year, these developments are among the highest profile dining, entertainment, gaming, hotel and sports-anchored destinations in the country. Over the generations, The Cordish Companies has remained true to the family’s core values of quality, entrepreneurial spirit, long-term personal relationships, and integrity. As a testimony to the long-term vision of its family leadership, The Cordish Companies still owns and manages virtually every business it has created. For more information visit www.cordish.com or follow us on Twitter.

“The Cordish Companies,” “The Cordish Company” and “Cordish” are trademarks used under license by independent corporations, legal liability companies and partnerships (“Cordish Entities”). Each Cordish Entity is a separate, single-purpose legal entity that is solely responsible for its obligations and liabilities. No common operations or financial interdependency, and no intermingling of assets or liabilities of the Cordish Entities exists, or should be deemed to exist, as a result of the potential common reference to multiple independent entities operating under the names “Cordish,” “The Cordish Companies” or “The Cordish Company” here or elsewhere.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including our expectations regarding our ability to complete the transactions and the accretive impact of such transactions. Forward-looking statements can be identified by the use of forward-looking terminology such as “expects,” “believes,” “estimates,” “intends,” “may,” “will,” “should” or “anticipates” or the negative or other variation of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Such forward looking statements are inherently subject to risks, uncertainties and assumptions about GLPI and its subsidiaries, including risks related to the following: the effect of pandemics, such as the novel coronavirus (COVID-19) and its mutations, on GLPI as a result of the impact of such pandemics on the business operations of GLPI’s tenants and their continued ability to pay rent in a timely manner or at all; GLPI’s ability to successfully consummate the announced transactions with The Cordish Companies, including the ability of the parties to satisfy the various conditions to closing, including receipt of all required regulatory approvals, or other delays or impediments to completing the proposed transactions; the ability to receive, or delays in obtaining, the regulatory approvals required to own and/or operate its properties, or other delays or impediments to completing acquisitions or projects; GLPI’s ability to maintain its status as a REIT; our ability to access capital through debt and equity markets in amounts and at rates and costs acceptable to GLPI; the impact of our substantial indebtedness on our future operations; changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs or to the gaming or lodging industries; and other factors described in GLPI’s Annual Report on Form 10-K for the year ended December 31, 2020, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to GLPI or persons acting on GLPI’s behalf are expressly qualified in their entirety by the cautionary statements included in this press release. GLPI undertakes no obligation to publicly update or revise any forward-looking statements contained or incorporated by reference herein, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release may not occur as presented or at all.

Contact
Gaming and Leisure Properties, Inc.	Investor Relations
Matthew Demchyk, Chief Investment Officer	Joseph Jaffoni, Richard Land, James Leahy at JCIR
610/401-2900	212/835-8500
investorinquiries@glpropinc.com	glpi@jcir.com

The Cordish Companies
Cari Furman, Director of Communications
330/807-4079
cfurman@cordish.com